Exhibit 10.1

KEVIN E. LORD Executive Vice President & Chief Human Resources Officer 1211 Avenue of the Americas, New York, NY 10036
Steven Tomsic
At the address on file with Fox

Dear Steven,

The Board of Directors has authorized an amendment to your March 19, 2019 Employment Agreement, as amended on November 10, 2021 (the “Employment Agreement”), to increase your “Target Bonus” (as defined in the Employment Agreement) in section 4(b) from $2,500,000 to $2,750,000, effective as of July 1, 2023.

If you agree to the foregoing, please countersign and date below.

Sincerely,

/s/ Kevin E. Lord
Kevin E. Lord

Accepted and Agreed:

/s/ Steven Tomsic
Steven Tomsic

November 17, 2023
Date